SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (“Agreement”) is entered into by and between Natural Gas Fueling and Conversion, Inc., a Florida corporation (the “Company”), Goran Antic (“Antic”) and ECI-LATAM, Inc., a Florida corporation (“ECIL”), and is effective as of the last date of execution set forth below.  Antic, ECIL and the Company may each be referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to acquire fifty-five percent (55%) of the issued and outstanding shares of common stock of ECIL (“Target Shares”) owned by Antic and as part of the transaction has agreed to issue three million (3,000,000) shares of restricted Company common stock to Antic at a price of fifteen cents ($0.15) per share in connection with a corporate re-organization and tax-free share exchange under Section 368 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, Antic desires to acquire shares of restricted common stock from the Company in exchange for Antic’s Target Shares pursuant to this Agreement.

NOW THEREFORE, in exchange for good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Securities Exchanged

Subject to the terms and conditions of this Agreement, the Company agrees to issue to Antic and Antic agrees to accept three million (3,000,000) shares of restricted Company common stock valued at a price of fifteen cents ($0.15) per share (the “Shares” or “Securities”) in exchange for the Target Shares owned by Antic and transferred to the Company pursuant to this Agreement.  Antic and ECIL represent and warrant to the Company that there are fifteen million (15,000,000) shares of ECIL common stock issued and outstanding.  Antic agrees to transfer to the Company a total of eight million, two hundred fifty thousand (8,250,000) Target Shares, representing fifty-five percent (55%) of the issued and outstanding shares of ECIL common stock.  The Parties agree that the exchange of securities pursuant to this Agreement shall occur in connection with a corporate re-organization and tax-free share exchange under Section 368 of the Internal Revenue Code of 1986, as amended.

2.  Non-registration of Securities

The Shares and the Target Shares to be exchanged by the Parties will not be registered under the Securities Act of 1933, as amended, or any state’s securities laws, on the grounds that the transaction in which the Shares are to be issued either qualifies for applicable exemptions from the securities registration requirements of such statutes or such registration requirements have been satisfied.  The exemptions being claimed include, but are not necessarily limited to, those available under Section 4(2) of the Securities Act, the judicially created Section 4(1½) exemption and, the reliance by the Company upon the exemptions from the securities registration requirements of the federal and state securities laws is predicated in part on the representations, understandings and covenants set forth in this Agreement.

Antic understands that, in furtherance of the transfer restrictions stated above:

(i) The Company will record stop transfer instructions in its stock record books to restrict an impermissible resale or other transfer of the securities; and

(ii) Each document evidencing the Securities will bear a restrictive legend in substantially the following form:

The shares evidenced by this certificate have not been registered under either the Securities Act of 1933, as amended, or the securities laws of any state.  These securities may not be offered for sale, sold, assigned, pledged, hypothecated, or otherwise transferred: at any time absent either (A) registration of the transaction under the Securities Act of 1933, as amended, and every other applicable state securities law or (B) the issuer’s receipt of an acceptable opinion of counsel that registration of the transaction under those laws is not required.

3.  Antic Representations and Warranties

In order to induce the Company to issue the Shares, Antic represents and warrants to the Company, as follows:

a.

Antic’s Financial Sophistication.  Antic is a sophisticated investor as such term is contemplated by Section 4(2) of the Securities Act of 1933. Antic has conducted a due diligence review of all information he deems material and necessary to an adequate evaluation of this stock acquisition.

b.

No Guarantee or Representation Regarding Performance.  Antic hereby acknowledges that no representations or guarantees have been made to him or any of his representatives or agents regarding the performance of the aforementioned Shares by the Company or any agent, consultant or other representative of the Company.

c.

 Access to Material Information.  Antic acknowledges that he and/or representatives designated by him have been given reasonable access to, or the furnishing of, all material information prior to the acquisition of the Securities herein relating to:

(i)

All material books and records of the Company;

(ii)

All material contracts and documents relating to the proposed transaction;

(iii)

An opportunity to question the appropriate executive officers or principals of the Company;

(iv)

Any additional information deemed necessary by Antic to evaluate the investment or to verify any information necessary to evaluate the transaction or to verify any information or representation; and

(v) make such other investigation as Antic considered appropriate or necessary to evaluate the business and financial affairs and condition of the Company.

d.

Speculative Investment.  Antic understands that the Shares are a speculative investment and that there are substantial risks incident to an acquisition of the Securities.  Antic is knowledgeable concerning the business of the Company and has carefully considered and understands the risks and other factors affecting the suitability of the Securities as an investment for him.  Antic acknowledges and understands that there is not presently any public or private market for the Shares and there can be no assurances that there will ever be any market for the Shares.

e.

Sophistication of Antic.  Because of Antic’s knowledge and experience in financial and business matters, Antic is able to evaluate the merits, risks, and other factors bearing upon the suitability of the Securities as an investment, and has been afforded adequate opportunity to evaluate this proposed investment in light of those factors, Antic’s financial condition, and investment knowledge and experience.

f.

Authority of Antic.  Antic has full power and authority to execute and deliver this Agreement and each other document included herein as an Exhibit to this Agreement for which signature is required.

g.

Private Transaction.  At no time was Antic presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article or television advertisement or any other form of general advertising.

h.

Tax Consequences.  At no time were any representations or warranties made to Antic or any of his representatives or agents by the Company or any officer, director, agent or representative thereof regarding the tax consequences, if any, arising from the consummation of this transaction and execution of this Agreement.  Antic acknowledges and agrees that he has engaged in all due diligence and investigation he deems necessary and appropriate regarding all tax issues and consequences related to this the execution and performance of the terms of this Agreement.

i.

Access to Material Information.  Antic acknowledges that he and/or representatives designated by him have provided all material information to the Company prior to his transfer of the Target Shares relating to:

(i)

All material books and records of ECIL;

(ii)

All material contracts and documents of ECIL;

(iii)

Any additional information necessary for the Company to evaluate the Company’s investment in the Target Shares or to verify any information necessary to evaluate the transaction or to verify any information or representation; and

(iv)

all other material facts and circumstances necessary to evaluate the business and financial affairs and condition of ECIL.

j.

Restricted Status of Securities.   Antic acknowledges and agrees that the Shares issued to him by the Company are “restricted securities” as such term is defined in Securities and Exchange Commission (“SEC”) Rule 144.  Antic further acknowledges and agrees that the Shares may not be sold in a public transaction unless the Shares are subsequently the subject of a registration statement declared effective by the SEC or, pursuant to SEC Rule 144 after the expiration of one year from the date that the Company is no longer deemed a “shell company”, as described in SEC Rule 144(i) and the Company has otherwise complied with the requirements of SEC Rule 144(i)(2).

4.  Company Representations and Warranties

As of the date the Company executes this Agreement, the Company represents and warrants to Antic the following:

a.

Valid and Binding Obligation of the Company.  The Company’s execution, delivery, and performance of this Agreement are authorized and represent a valid and binding obligation of the Company.

b.

Authorized Shares.  The Shares constitute a part of the authorized common stock of the Company and upon issuance to Antic will remain part of the issued and outstanding common stock of the Company.

c.

Ownership.  Upon Antic’s acquisition of the Shares, Antic will own the Shares free and clear of any liens, claims or encumbrances of any kind or nature and the Shares will be deemed fully paid and non-assessable.

5.  ECIL Representations and Warranties

As of the date ECIL executes this Agreement, ECIL represents and warrants to the Company the following:

a.

Valid and Binding Obligation of ECIL.  ECIL’s execution, delivery, and performance of this Agreement are authorized and represent a valid and binding obligation of ECIL.

b.

Authorized Shares.  The Target Shares constitute a part of the authorized common stock of ECIL and upon issuance to the Company will remain part of the issued and outstanding common stock of ECIL.  As of the date of execution of this Agreement by ECIL, there are fifteen million (15,000,000) shares of ECIL common stock issued and outstanding.

c.

Ownership.  Upon the Company’s acquisition of the Target Shares, the Company will own the Target Shares free and clear of any liens, claims or encumbrances of any kind or nature and the Target Shares will be deemed fully paid and non-assessable. Upon the Company’s acquisition of the Target Shares, the Company will own eight million, two hundred fifty thousand (8,250,000) Target Shares, representing fifty-five percent (55%) of the issued and outstanding shares of ECIL common stock.

d.

No Further Stock Issuances.  ECIL represents and warrants to the Company that upon execution of this Agreement by the Parties, there will be no further issuance of any shares of ECIL common stock without ECIL first obtaining the express written consent of the Company.

e.

Adequacy of Consideration.  ECIL represents and warrants to the Company that upon its execution of this Agreement and the exchange of the Shares and the Target Shares, its status as a subsidiary of the Company shall constitute full and adequate consideration for the representations and warranties that it is providing in this Agreement.

6.  Jurisdiction and Venue

a.

Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of state of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws.  The Parties agree that courts of competent jurisdiction in Dade County, Florida and the United States District Court for the Southern District of Florida, Miami Division, shall have concurrent jurisdiction with the arbitration tribunals of the American Arbitration Association for purposes of entering temporary, preliminary and permanent injunctive relief with regard to any action arising out of any breach or alleged breach of this Agreement.  The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the state of Florida.  The Parties further agree that the mailing of any process shall constitute valid and lawful process against such Party.  The Parties waive any claim that they may have that any of the foregoing courts is an inconvenient forum.

b.

Arbitration.  The Parties agree that all controversies, claims, disputes and matters in question arising out of, or related to this Agreement, the performance under this Agreement, the breach of this Agreement or any other matter or claim whatsoever including, but not limited to statutory claims, common law claims and choses in equity shall be decided by binding arbitration before the American Arbitration Association, utilizing its Commercial Rules.  Venue for any arbitration between the Parties shall be had and is mandatory in Miami, Dade County, Florida to the exclusion of all other places of venue, for all matters that arise under this Agreement.

7.  Miscellaneous Provisions

a.

Notices. Any notice required or provided for in this Agreement to be given to any Party shall be mailed certified mail, return receipt requested, or hand delivered, to the Party at the last known address for the Party.

b.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

c.

Construction. The section headings, captions, or abbreviations are used for convenience only and shall not be resorted to for interpretation of this Agreement. Wherever the context so requires, the masculine shall refer to the feminine, the singular shall refer to the plural, and vice versa.

d.

Fees. In the event that any Party is required to engage the services of legal counsel to enforce its rights under this Agreement against any other Party, regardless of whether such action results in litigation, the prevailing Party shall be entitled to reasonable attorneys’ fees and costs from the other Party, which in the event of litigation shall include fees and costs incurred at trial and on appeal.

e.

Entire Agreement. This Agreement contains the entire understanding among the Parties and supersedes any prior written or oral agreement between them respecting the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between the Parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

f.

 Amendments. Any amendments to this Agreement shall be in writing signed by all Parties.

g.

Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

h.

Waiver. No consent or waiver, expressed or implied, by a Party of any breach or default by any other Party in the performance by that other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of another Party or to declare that other Party in default, irrespective of how long such failure continues, shall not constitute a waiver of such Party of its rights hereunder.

i.

Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original for all purposes.

j.

Survival of Representations and Warranties.  The representations and warranties set forth in this Agreement shall be continuing and shall survive the Closing Date.

k.

Acknowledgements.  The Parties to this Agreement declare and represent that:

i.

They have read and understand this Agreement;

ii.

They have been given the opportunity to consult with an attorney if they so desire;

iii.

They intend to be legally bound by the promises set forth in this Agreement and enter into it freely, without duress or coercion;

iv.

They have retained signed copies of this Agreement for their records; and

v.

The rights, responsibilities and duties of the Parties hereto, and the covenants and agreements contained herein, shall continue to bind the Parties and shall continue in full force and effect until each and every obligation of the Parties under this Agreement has been performed.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below.

Date:

February 24, 2015

/S/ Goran Antic

Goran Antic, Individually

Address: 7135 Collins Ave No. 1234

 Miami Beach FL 33141

Date: February 24, 2015

ECI-LATAM, INC.:

By: /S/ Goran Antic

Goran Antic, Chief Executive Officer

Date:  February 24, 2015

NATURAL GAS FUELING AND CONVERSION, INC.:

By:/S/ I.Andrew Weeraratne

I.Andrew Weeraratne, Chief Executive Officer